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As filed with the Securities and Exchange Commission on December 28, 2007

Registration No. 333-146059

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 4
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXCO Partners, LP
(Exact Name of Registrant as specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1311 (Primary Standard Industrial Classification Code Number)	26-0847661 (I.R.S. Employer Identification Number)
12377 Merit Drive, Suite 1700, LB 82 Dallas, Texas 75251 (214) 368-2084 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

J. Douglas Ramsey, Ph.D.
EXCO Resources, Inc.
12377 Merit Drive, Suite 1700, LB 82
Dallas, Texas 75251
Tel: (214) 368-2084
Fax: (214) 368-2087
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
William N. Finnegan IV Brett E. Braden Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	Joshua Davidson Ryan J. Maierson Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

            Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

          Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee and the New York Stock Exchange listing fee, the amounts set forth below are estimates.

SEC registration fee	$52,958
NASD filing fee	75,500
New York Stock Exchange listing fee	250,000
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees		*
Engineer fees		*
Miscellaneous		*

Total		*

*
To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

          The section of the prospectus entitled "The Partnership Agreement — Indemnification" is incorporated herein by this reference. Reference is also made to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Item 15. Recent Sales of Unregistered Securities.

          On September 4, 2007, in connection with the formation of EXCO Partners, LP, we issued (i) a 2% general partner interest in us to EXCO GP Partners, LP for $20.00 and (ii) a 98% limited partner interest in us to EXCO Partners MLP LP, LLC for $980.00, in each case, in an offering exempt from registration under Section 4(2) of the Securities Act.

          There have been no other sales of unregistered securities within the past three years.

Item 16. Exhibits and Financial Statement Schedules.

(a)
The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1†	Certificate of Limited Partnership of EXCO Partners, LP
3.2†	Form of First Amended and Restated Agreement of Limited Partnership of EXCO Partners, LP (included as Appendix A to the Prospectus)
3.3†	Certificate of Formation of EXCO Partners GP LP, LLC

3.4†	Form of First Amended and Restated Limited Liability Company Agreement of EXCO Partners GP LP, LLC
3.5†	Certificate of Limited Partnership of EXCO GP Partners, LP
3.6†	Form of Agreement of Limited Partnership of EXCO GP Partners, LP
5.1**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1**	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10.1†	Form of Third Amended and Restated Credit Agreement
10.2†	Form of Contribution Agreement
10.3†	Form of Master Operating Agreement
10.4†	Form of Administrative Services Agreement
10.5†	Form of Tax Sharing Agreement
10.6†	Form of Long Term Incentive Plan of EXCO Partners, LP
10.7†	Form of Director Option Grant Agreement
10.8†	Form of EXCO Partners, LP 2008 Director Plan
10.9**	Form of North Coast—EXCO Deep Rights Farmout Agreement
21.1**	List of Subsidiaries of EXCO Partners, LP
23.1†	Consent of KPMG LLP
23.2†	Consent of KPMG LLP
23.3†	Consent of KPMG LLP
23.4†	Consent of KPMG LLP
23.5†	Consent of KPMG LLP
23.6†	Consent of KPMG LLP
23.7†	Consent of PricewaterhouseCoopers LLP
23.8†	Consent of PricewaterhouseCoopers LLP
23.9†	Consent of Lee Keeling and Associates, Inc.
23.10†	Consent of Proposed Director Nominee
23.11†	Consent of Proposed Director Nominee
23.12†	Consent of Proposed Director Nominee
23.13**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.14**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
24.1†	Powers of Attorney (included on the signature page)

†
Previously filed.

*
To be filed by amendment.

**
Filed herewith.

Item 17. Undertakings.

          The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

            (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with EXCO or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to EXCO or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

          The registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 28, 2007.

EXCO PARTNERS, LP
By:	EXCO GP PARTNERS, LP,
its General Partner
By:	EXCO PARTNERS GP LP, LLC,
its General Partner
By:	/s/ WILLIAM L. BOEING William L. Boeing Vice President, General Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 28, 2007.

Signature	Title

*	Douglas H. Miller Chairman and Chief Executive Officer (Principal Executive Officer and Director)
*	J. Douglas Ramsey, Ph.D. Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
*	Mark E. Wilson Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
*	Stephen F. Smith Vice Chairman and President (Director)

By:	/s/ WILLIAM L. BOEING William L. Boeing Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1†	Certificate of Limited Partnership of EXCO Partners, LP
3.2†	Form of First Amended and Restated Agreement of Limited Partnership of EXCO Partners, LP (included as Appendix A to the Prospectus)
3.3†	Certificate of Formation of EXCO Partners GP LP, LLC
3.4†	Form of First Amended and Restated Limited Liability Company Agreement of EXCO Partners GP LP, LLC
3.5†	Certificate of Limited Partnership of EXCO GP Partners, LP
3.6†	Form of Agreement of Limited Partnership of EXCO GP Partners, LP
5.1**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1**	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10.1†	Form of Third Amended and Restated Credit Agreement
10.2†	Form of Contribution Agreement
10.3†	Form of Master Operating Agreement
10.4†	Form of Administrative Services Agreement
10.5†	Form of Tax Sharing Agreement
10.6†	Form of Long Term Incentive Plan of EXCO Partners, LP
10.7†	Form of Director Option Grant Agreement
10.8†	Form of EXCO Partners, LP 2008 Director Plan
10.9**	Form of North Coast—EXCO Deep Rights Farmout Agreement
21.1**	List of Subsidiaries of EXCO Partners, LP
23.1†	Consent of KPMG LLP
23.2†	Consent of KPMG LLP
23.3†	Consent of KPMG LLP
23.4†	Consent of KPMG LLP
23.5†	Consent of KPMG LLP
23.6†	Consent of KPMG LLP
23.7†	Consent of PricewaterhouseCoopers LLP
23.8†	Consent of PricewaterhouseCoopers LLP
23.9†	Consent of Lee Keeling and Associates, Inc.
23.10†	Consent of Proposed Director Nominee
23.11†	Consent of Proposed Director Nominee

23.12†	Consent of Proposed Director Nominee
23.13**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.14**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
24.1†	Powers of Attorney (included on the signature page)

†
Previously filed.

*
To be filed by amendment.

**
Filed herewith.

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PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX